Exhibit 10.3

CONVERTIBLE LOAN AGREEMENT

        This Convertible Loan Agreement (this “Agreement”) is made and entered into as of October 29, 2007 by and between Negevtech Ltd., a company incorporated under the laws of the State of Israel (the “Company”) and the lenders listed in Annex A hereto (each a “Lender” and collectively, the “Lenders”).

        WHEREAS, the Company desires to borrow from the Lenders an aggregate amount of $5,000,000 (the “First Loan Amount”) and the Lenders are willing to provide the First Loan Amount to the Company, subject to the terms and conditions of this Agreement; and

        WHEREAS, the Company further desires to borrow from the Lenders an additional aggregate amount of $5,000,000 (the “Additional Loan Amount”) and the Lenders are willing to provide the Additional Loan Amount to the Company, all subject to the terms and conditions of this Agreement (the First Loan Amount and the Additional Loan Amount shall be referred together as the “Loan Principal Amount”).

        NOW, THEREFORE, the parties agree as follows:

1.     Loan

    (a)        Subject to the terms and conditions hereof, the Lenders shall lend the Company, and the Company shall borrow from the Lenders, the Loan Principal Amount. The portion of the Loan Principal Amount to be provided by each Lender is set forth on Annex A1, A2 hereto opposite each Lender’s name. The obligation of each Lender to provide such Lender’s portion of the Loan Principal Amount is several and not jointly with the other Lenders.

    (b)        The Loan Amount (as defined below) shall be used by the Company as general working capital in accordance with the budget which shall be approved by the Board of Directors of the Company from time to time (the “Budget”).

2.     Closing

    2.1        The closing of the transaction of the First Loan Amount (the “1st Closing”) shall take place on October 29, 2007 and shall be subject to the fulfillment of all of the conditions to Closing, as set forth in Section 3 hereof. At the 1st Closing, each Lender shall pay to the Company the applicable amount, out of the First Loan Amount, set forth in Annex A1 opposite such Lender’s name, by wire transfer to the Company’s bank account.

    2.2        The closing of the transaction of the Additional Loan Amount (the “2nd Closing”and together with the 1st Closing, the “Closing”) shall take place within 10 (ten) business days following such date as has been determined by the Company’s Board of Directors, based on the Company’s needs for cash, and shall be subject to the fulfillment of all of the conditions to the 2nd Closing, as set forth in Section 3 hereof. At the 2nd Closing, the Lenders shall pay to the Company the Additional Loan Amount in the amounts set forth in Annex A2 opposite each Lender’s name, by wire transfer to the Company’s bank account.

3.     Conditions to Closing.

    3.1        The obligations of the Lenders under Section 2.1 and 2.2, respectively, are subject to the fulfillment on or before the 1st Closing or the 2nd Closing, as applicable, of each of the following conditions:

3.1.1	receipt of the approval of the Board of Directors of the Company (the “Board”) and the General Meeting of Shareholders of the Company for the execution, delivery and performance by the Company of this Agreement, and

3.1.2	all representations and warranties of the Company contained in Section 6 below shall be true and correct in all material respects at the time of the 1st Closing as though made again at that time.

    3.2        The Lenders hereby undertake to take all steps necessary on their part in order to ensure the fulfillment of the above conditions at each of the 1st Closing and the 2nd Closing, including voting their shares for the adoption of the resolutions need to be taken by the Shareholders of the Company in connection with the transactions contemplated under this Agreement.

4.     Terms of Loan.

        This Loan is subject to the following terms and conditions:

    (a)        Maturity Date. The entire unpaid balance of the loans provided under this Agreement, including the Loan Principal Amount and all accrued and unpaid Interest thereon (the “Loan Amount”), shall be immediately due and payable on the earlier of (i) January 31, 2009 (ii) such other date decided by the Board to the extent that the financial condition of the Company has been significantly improved, as was determined by the Board in its sole discretion (the “Maturity Date”).

        It is hereby agreed and clarified that notwithstanding anything to the contrary in this Agreement, the repayment of the Loan Amount or any part thereof, for any reason whatsoever, shall be subordinated to and subject to the full repayment of all amounts (including all accrued and unpaid interest thereon) due by the Company to Plenus Technologies Ltd., Plenus II L.P. and/or Plenus II (D.C.M.) L.P. (“Plenus”) under the agreements entered between Plenus and the Company, dated October 11, 2005 and October 14, 2005 as amended (the “Plenus Agreement”).

    (b)        Interest. Interest on the unpaid Loan Principal Amount shall accrue with respect to each installment payment from the date of the actual payment of such respective installment to the Company (including the 1st Closing, the 2nd Closing or any other date of actual payment), at a rate equals to LIBOR for one year plus 2.3% per annum, compounded annually (and prorated with respect to any portion thereof), until the entire Loan Amount is paid in full (the “Interest”).

    (c)        Conversion.

(i)Optional Conversion. Each Lender may, at its own discretion (but subject to section 4(c)(iii) below), either (a) convert the applicable amount of the Loan Amount (including any Interest accrued thereon) due to such Lender or any part thereof, into shares of the Company’s Series A-1 Preferred Shares (the “A-1 Shares”), with a price per share of $1.3235 (the “A-1 Price”), or, in case the Company has consummated another equity financing prior to such Lender’s election (the “New Equity financing”), into shares of the Company’s equity securities which have been issued and sold at the closing of such New Equity Financing. The number of A-1 Shares to be issued to each Lender upon such conversion shall be equal to the quotient obtained by dividing the outstanding Loan Amount (and any Interest accrued thereon) provided by such Lender by the A-1 Price, rounded to the nearest whole share, or (b) demand in writing the repayment in full of the Loan Amount provided by such Lender, together with any Interest accrued thereon, within 7 days of receipt of such demand; provided that such demand of repayment may be made only following the Maturity Date and provided further that such repayment shall be subject to the rights of Plenus under the Plenus Agreement.

(ii) Automatic Conversion In the event that a Lender has elected to demand the repayment of its applicable amount of the Loan Amount in accordance with subsection (c)(i) above, and the Company does not have available cash for the repayment of the outstanding Loan Amount due to such Lender or any part thereof (as shall be determined by the Company’s Board of Directors), such Loan Amount or any part thereof which the Company is unable to repay, shall automatically be converted into A-1 Shares based on the A-1 Price or, in case the Company has consummated a New Equity financing (as defined above), into shares of the Company’s equity securities which have been issued and sold at the closing of such New Equity Financing, unless the Lender has decided to defer the Maturity Date of such Loan Amount or any part thereof which the Company is unable to repay.

In case of conversion of the Loan Amount either under this subsection (ii) or subsection (i) above into the Company’s equity securities which have been issued and sold at the closing of a New Equity Financing and if more than one class or series of equity securities are issued as part of the New Equity Financing, then the Lenders shall be entitled to the most favorable class or series of equity securities issued in such financing, and in the event that the New Equity Financing includes issuances of shares of the same class at different prices per share, then the Lenders shall be entitled to receive the lowest of such prices. The number of shares to be issued to each Lender upon such conversion shall be equal to the quotient obtained by dividing (x) the outstanding Loan Amount (and any Interest accrued thereon) provided by such Lender by (y) the price per share of the equity securities paid by investors in the New Equity Financing, rounded to the nearest whole share, and such shares shall be of the same class and have such rights (including with respect to original issuance price, liquidation preference, conversion price and with respect to any other securities, warrants or other rights issued or provided as part of the New Equity Financing) as those of the New Equity Financing, and the Lenders shall be deemed to be investors in the New Equity Financing for all purposes

(iii) Automatic Conversion Upon Non Participation Notwithstanding anything to the contrary in this Agreement, in the event that a Lender shall not provide the Company at the 2nd Closing with the applicable portion of the Additional Loan Amount indicated opposite such Lender’s name in Annex A2 attached hereto, then, the entire portion of the First Loan Amount due to such Lender, including any Interest accrued thereon, shall automatically be converted upon the 2nd Closing into 1 (one) Series A-1 Preferred Share of the Company, of nominal value 1 NIS. The original issue price of this share for purposes of conversion rights and/or liquidation preference rights shall deemed to be the A-1 Price, i.e. $1.3235 (without taking into account the actual portion of the First Loan Amount provided by such Lender at the 1st Closing) and in no event shall it entitle its holder to any rights or privileges beyond the rights of privileges resulting from such price of $1.3235.

Without derogating from the above, it is herby agreed that a non-participation by a Lender in the 2nd Closing shall not be deemed a breach of this Agreement.

(iv) Mechanics and Effect of Conversion. No fractional shares of the Company’s share capital will be issued upon conversion of the Loan Amount, and the number of shares will be rounded down to the nearest whole number. Upon conversion of the Loan Amount pursuant to this Section 4, the Lenders shall surrender this Agreement duly endorsed, at the principal offices of the Company. At its expense, the Company will, as soon as practicable after the date any conversion is effected under this Agreement, issue and deliver to the Lenders, a certificate or certificates for the number of shares to which each Lender is entitled upon such conversion, together with such other securities and property to which the Lenders are entitled upon such conversion under the terms of this Agreement. Upon conversion of the Loan Amount, the Company will be forever released from all of its obligations and liabilities (other than those relating to the representations and warranties in Section 6) under this Agreement, including without limitation the obligation to pay the Loan Amount (including any accrued Interest thereon).

    (d)        Exit Event. In the event that, prior to either (i) a conversion of the Loan Amount into investment in the Company or the repayment of the Loan Amount pursuant to subsections (c)(i) or (c)(ii) above, or (ii) the repayment of the Loan Amount upon Event of Default pursuant to section (e) below, an Exit Event occurs, then, immediately prior to such Exit Event, the Loan Amount and any Interest accrued thereon, shall either, at the Lender’s own discretion (A) automatically be converted into the securities issued at the Company’s last round of financing took place before the Exit Event, at a price per share equals to the lower of (i) the price per share applicable to the Exit Event, (which calculation shall assume the conversion of the Loan Amount as aforesaid), (ii) the price per share paid at the Company’s last round of financing took place before the Exit Event and (iii) the A-1 Price or (B) be immediately due and payable out of the consideration received in connection with such Exit Event, whether such consideration is in cash or a non-cash consideration.

        For the purposes of this Agreement, “Exit Event” shall mean, the Company’s IPO or its merger into, acquisition by, sale of majority of its outstanding share capital or sale of all or substantially all its assets to another entity, or any other transaction or series of transactions resulting in the sale of more that 50% of the Company’s voting power to another entity or person.

    (e)        Events of Default. The Loan Amount, together with any accrued Interest, shall, immediately become due and payable to the Lenders upon any Event of Default as defined herein, unless the Lenders providing a majority of the Loan Amount waive their rights regarding such Event of Default. The occurrence of any of the following shall be an Event of Default:

(i) Any material breach by the Company of any of its obligations or representations under this Agreement, which breach is not cured by the Company within sixty (60) days of receiving written notice thereof from any of the Lenders; or

(ii) The commencement of any liquidation proceedings of the Company or the adoption of a winding up resolution by the Company, or the appointment of a receiver or trustee over the Company’s assets, or the calling by Company of a meeting of creditors for the purpose of entering into a scheme or arrangement with them, and if any of the aforementioned actions or proceedings is not cancelled within ninety (90) days of its initiation; or

(iii) The levy of an attachment or the institution of execution proceedings against the whole or substantially all of Company’s assets, where such attachment or execution proceeding is not discharged within ninety (90) days. The Company shall notify the Lenders within seventy-two (72) hours of any such attachment or proceedings.

5.     Adjustments Each of the prices per share described above shall be adjusted for any share splits, issuance of bonus shares, combinations of shares, distribution of dividends and the like.

6.     Representations and Warranties. The Company hereby represents and warrants to the Lenders as of the date of the Closing hereof:

    (a)        Organization and Qualification. The Company is a private company duly organized and incorporated on 22.12.91, validly existing under the laws of the State of Israel. The Company has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted under the Budget. No proceeding or resolution for bankruptcy, dissolution, liquidation, winding-up, appointment of receiver and/or similar proceeding has been instituted or taken by the Company, and to the best of its knowledge, no such proceeding has been instituted or threatened against the Company.

    (b)        Capitalization. Immediately prior to the 1st Closing, the authorized share capital of the Company consists of NIS 56,000,000 divided into (i) 30,000,000 Ordinary Shares, par value NIS 1 each, of which 1,067,013 Ordinary Shares are issued and outstanding and of which 4,313,007 are reserved for issuance to employees, consultants, officers, or directors of the Company and/or subsidiaries thereof pursuant to the Share Option Plans (such number not including 3,935 Ordinary Shares already issued upon past exercise of options granted to employees of the Company), of which 3,684,248 have been allocated and the remaining are available for future issuance, (ii) 3,500,000 Ordinary Preferred A Shares, par value NIS 1 each, of which 2,386,991 are issued and outstanding, (iii) 10,000,000 Ordinary Preferred B Shares, par value NIS 1 each, of which 9,000,062 are issued and outstanding, and (iv) 12,500,000 Series A-1 Preferred Shares, par value NIS 1 each, of which 12,011,283 are issued and outstanding

Following the 1st Closing, the authorized share capital of the Company shall consist of NIS 73,500,000 divided into (i) 40,000,000 Ordinary Shares, par value NIS 1 each, of which 1,067,013 Ordinary Shares are issued and outstanding and of which 4,313,007 are reserved for issuance to employees, consultants, officers, or directors of the Company and/or subsidiaries thereof pursuant to the Share Option Plans (such number not including 3,935 Ordinary Shares already issued upon past exercise of options granted to employees of the Company), of which 3,684,248 have been allocated and the remaining are available for future issuance, (ii) 3,500,000 Ordinary Preferred A Shares, par value NIS 1 each, of which 2,386,991 are issued and outstanding, (iii) 10,000,000 Ordinary Preferred B Shares, par value NIS 1 each, of which 9,000,062 are issued and outstanding, and (iv) 20,000,000 Series A-1 Preferred Shares, par value NIS 1 each, of which 12,011,283 are issued and outstanding.

The outstanding Ordinary Shares, Ordinary-Preferred Shares and Preferred Shares, are all duly and validly authorized and issued, fully paid and nonassessable and have been issued in accordance with the corporate and securities laws of the State of Israel.

    (c)        Since its incorporation, there has been no declaration or payment by the Company of dividends, or any distribution by the Company of any assets of any kind to any of its shareholders in redemption of or as the purchase price for any of the Company’s securities.

    (d)        Authorization and Approvals. Subject to the provisions of this subsection (d), the Company has all requisite power and authority to execute, deliver, and perform this Agreement, and the other agreements contemplated hereby or which are ancillary hereto (the “Transaction Documents”). All corporate action on the part of the Company and its respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Transaction Documents, the performance of all obligations of the Company hereunder has been taken or will be taken on or prior to the date of the 1st Closing or the 2nd, as applicable, and this Agreement, the Transaction Documents, and any obligations contemplated herein and therein constitute, or shall constitute upon the 1st Closing or the 2nd Closing, as the case may be, valid and legally binding obligations of the Company, enforceable in accordance with its terms. Upon obtaining the approvals mentioned hereinafter in this sub-section (d), the individuals executing this Agreement and the Transaction Documents on behalf of the Company have appropriate authority to act on behalf of the Company in connection with the Agreement. Except for (i) the approval of the Board of Directors, and (ii) the approval of shareholders of the Company, no approvals, permits or consents of, order, authorization of, action by, designation, declaration, or filing with any state or local governmental body, official authority, or any other third party is required on the part of the Company, under any applicable law or instrument in connection with the execution, delivery, and performance of this Agreement and the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby which has not or will not be filed prior to 1st Closing or the 2nd Closing, as applicable. All such qualifications and filings will, in the case of qualifications, be effective on the date of the 1st Closing or the 2nd Closing and will, in the case of filings, be made within the time prescribed by law.

    (e)        Valid Issuance of Shares The shares issued upon conversion of the Loan Amount or any part thereof in accordance with this Agreement shall, when issued as provided for herein, be duly authorized, validly issued and fully paid and shall be issued in compliance with all applicable laws, including Israeli securities laws, free of any pre-emptive rights or similar rights and free and clear of any taxes, liens or encumbrances.

7.     Transfer; Successors and Assigns.

        The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, none of the rights or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by any party without the prior consent in writing of the other party and shall be subject to any limitations on transfer of shares set forth in the Company’s Articles of Association, except that each of the Lenders may assign, pledge, or otherwise transfer its interest under this Agreement to its Permitted Transferees (as defined in the Company’s Articles of Association).

8.     Governing Law; Jurisdiction.

        This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Israel without regard to the conflict of law provisions thereof. Any dispute arising in relation to this Agreement shall be resolved in the competent courts of Tel-Aviv.

9.     Amendments and Waivers.

        Any term of this Agreement may be amended only with the written consent of the Company and all the Lenders. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company, the Lenders and each transferee of the Lenders.

10.     Regulatory Matters

Anything to the contrary in this Agreement not withstanding, it is agreed that in any event in which the Loan Amount due to Poalim Ventures (as such term is defined in the Company’s Articles of Association, as shall be amended from time to time), including any Interest accrued thereon, is to be converted to shares of the Company in accordance with the terms and conditions hereunder, such Loan Amount shall be converted only to the extent not increasing the shareholdings of all of Poalim Ventures entities in the Company, in the aggregate, above the limitations imposed on Poalim Ventures under any applicable law (as such applicable law shall be notified to the Company by Poalim Ventures) and the remainder of the Loan Amount, if any, shall continue to be outstanding subject to the terms and conditions hereunder.

11.     Counterparts.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.     Other Miscellaneous: (i) Entire Agreement – This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. (ii) Severability: The terms and provisions of this Agreement are severable, and if any term or provision shall be determined to be in any way unenforceable in whole or in part pursuant to applicable law, such determination shall not impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Agreement in any jurisdiction, and any such provision shall be given effect to the extent legally possible. (iii) Preamble: The preamble hereto constitutes an integral part hereof. (iv) Headings: The titles of the sections and subsections of this Agreement are for convenience of reference only, and are not to be considered in construing this Agreement. (v) Notices: All notices required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger,

If to the Company:	Negevtech Ltd. 12 Hamada St. Rehovotl, 736703, Israel Fax: ++972-8-9366051 Tel: ++972-8-9312222 Attn. Oz Desheh

If to any of the Lenders: The address set forth on Annex A hereto, opposite each Lender’s name.

[Negevtech – October 2007 – 10M$ Bridge Loan]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Negevtech Ltd. By: —————————————— Name: Title:

LENDERS:

________________________ Name:___________________ Title:____________________	________________________ Name:___________________ Title:____________________	________________________ Name:___________________ Title:____________________
________________________ Name:___________________ Title:____________________	________________________ Name:___________________ Title:____________________	________________________ Name:___________________ Title:____________________
________________________ Name:___________________ Title:____________________	________________________ Name:___________________ Title:____________________	________________________ Name:___________________ Title:____________________

[Negevtech – October 2007 – 10M$ Bridge Loan]

Annex A1

List of Lenders & First Loan Amount

See attached table

Annex A2

List of Lenders & Additional Loan Amount

See attached table